United States

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) June 18, 2007
S&T Bancorp, Inc. ____________________________________________________________ (Exact Name of Registrant as Specified in its Charter)
Pennsylvania _________________ (State or Other Jurisdiction of Incorporation)	0-12508 _________________ (Commission File Number)	25-1434426 _________________ (IRS Employer Identification No.)
800 Philadelphia Street, Indiana, PA __________________________________________ (Address of Principal Executive Offices)		15701 ___________________ Zip Code
Registrant's telephone number, including area code		(800) 325-2265
Former name or address, if changed since last report		Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events

The Board of Directors of S&T Bancorp, Inc. declared a $0.30 per share cash dividend at its regular meeting held June 18, 2007. The dividend is payable on July 25, 2007 to shareholders of record on June 29, 2007. This dividend represents a 3.4 percent increase over the same period last year and a 3.6 percent annualized yield using the June 18, 2007 closing stock price of $33.30.

The Board of Directors of S&T Bancorp, Inc. also authorized a new stock buyback program until June 30, 2008 for an additional one million shares, or approximately 4 percent of shares outstanding. During the fourth quarter of 2006 and year-to-date 2007, S&T repurchased 939,600 shares under the current stock buyback program authorized by the S&T Bancorp, Inc. Board of Directors on October 16, 2006 at an average cost of $32.77 per share.

Item 9.01 - Financial Statements and Exhibits (d) Exhibits. The exhibit listed on the Exhibit Index accompanying this Form 8-K is filed herewith. (99.1) Press Release

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.
June 18, 2007	S&T Bancorp, Inc. /s/ Robert E. Rout Robert E. Rout Senior Executive Vice President, Chief Financial Officer and Secretary

Exhibit Index
Number	Description	Method of Filing
99.1	Press Release	Filed herewith